Form 10-K Year Ended 12/31/01 EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-43632, 33-49431, 33-49809, 33-52805, 33-61387, 333-80995, 333-37042 and 333-55788) and Form S-3 (File Nos. 33-57807 and 333-44303) and previously filed post-effective amendments thereto. Chicago, Illinois March 29, 2001

Arthur Andersen LLP
Chicago, Illinois
February 22, 2002